UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2015 (November 22, 2015)

PFIZER INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-3619	13-5315170
(Commission File Number)	(I.R.S. Employer Identification No.)

235 East 42nd Street

New York, New York 10017

(Address of Principal Executive Offices and Zip Code)

(212) 733-2323

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On November 22, 2015, Pfizer Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Allergan plc, an Irish public limited company (“Allergan”), and certain other parties named therein, including Watson Merger Sub Inc., a Delaware corporation and direct wholly-owned subsidiary of Allergan (“Merger Sub”). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a direct wholly-owned subsidiary of Allergan (the “Surviving Company”).

As a result of the Merger, each outstanding share of common stock of the Company (the “Company Common Stock”), other than shares held by the Company, Allergan or Merger Sub, shares with respect to which appraisal rights are properly exercised and shares held by any subsidiary of the Company, will be converted into the right to receive, at the holder’s election (subject to proration as described below), (i) one (1) (the “Exchange Ratio”) validly issued, fully paid and non-assessable ordinary share (the “Share Consideration”) of Allergan, which, following the completion of the Merger, we refer to as the “Combined Company”); or (ii) an amount in cash (the “Cash Consideration”) equal to the volume-weighted average price per share of the Company Common Stock on the New York Stock Exchange (the “NYSE”) for the trading day immediately preceding the effective time of the Merger. The Exchange Ratio takes into account the effects of an Allergan share split contemplated by the Merger Agreement whereby, immediately prior to the Merger and subject to Allergan shareholder approval, every Allergan ordinary share (each, an “Allergan Share”) will be sub-divided into 11.3 shares of the Combined Company.

Elections by the Company’s stockholders for Share Consideration and Cash Consideration will be subject to proration procedures set forth in the Merger Agreement such that the Company’s stockholders will receive no less than $6 billion and no more than $12 billion of cash consideration in the aggregate. Company stockholders that do not make an election will be treated as having elected to receive the Share Consideration.

Additionally, immediately prior to the Merger, each outstanding share of Series A Convertible Perpetual Preferred Stock of the Company (the “Preferred Shares”) will be converted into a number of shares of Company Common Stock in accordance with its certificate of designations and will be entitled to the receive the merger consideration, including the right to participate in the election (unless the holder of such Preferred Share instead elects to receive the liquidation preference with respect to such Preferred Share plus accrued and unpaid dividends). Each outstanding award granted under the Company’s equity-based compensation plans denominated with respect to Company Common Stock will be converted into an award of the same type and equivalent value denominated with respect to shares of the Combined Company. Such converted awards generally will be subject to the same terms and conditions as applied to the corresponding awards immediately prior to consummation of the Merger.

The completion of the Merger is subject to certain closing conditions, including, among others, (i) the approval and adoption of the Merger Agreement by the stockholders of Pfizer, (ii) the approval by the Allergan shareholders of (A) the 1-to-11.3 share split of Allergan Shares, (B) the issuance of Allergan Shares in connection with the Merger, (C) the increase in the size of the Allergan board of directors to fifteen directors, and (D) the increase in Allergan’s authorized share capital (collectively, the “Allergan Shareholder Approvals”), (iii) the absence of certain legal impediments to the consummation of the Merger, (iv) the expiration or termination of any waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the consent of, or filing with, certain specified antitrust authorities, (v) the approval of an Irish

Prospectus as required by Irish Prospectus Law, (vi) declaration of the effectiveness by the U.S. Securities and Exchange Commission (the “SEC”) of the Registration Statement on Form S-4 to be filed by Allergan, (vii) the occurrence of the Allergan share split, (viii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by the Company and Allergan, and compliance in all material respects by the Company and Allergan with their respective obligations under the Merger Agreement and (ix) approval for listing on the NYSE of the Allergan Shares to be issued in the Merger. In addition, the obligation of the Company to complete the Merger is subject to the closing of the transactions contemplated by the Master Purchase Agreement, dated as of July 26, 2015, by and between Allergan and Teva Pharmaceutical Industries Ltd., as may be amended in accordance with the terms thereof and with the Merger Agreement.

The Merger Agreement contains customary representations and warranties that expire at the effective time of the Merger, as well as customary covenants, including covenants providing for each of the parties and their subsidiaries to conduct their business in all material respects in the ordinary course during the period between the execution of the Merger Agreement and the effective time of the Merger and to use reasonable best efforts to cause the Merger to be consummated. The Merger Agreement also includes covenants requiring each of the Company and Allergan not to solicit, initiate or knowingly encourage any inquiries, proposals or offers relating to alternative business combination transactions or, subject to certain exceptions, engage in any discussions or negotiations with respect thereto or furnish any nonpublic information in furtherance thereof, except that if the board of directors of either the Company or Allergan determines that a proposal not resulting from a breach of the Merger Agreement constitutes, or could reasonably be expected to result in, a “superior proposal” (as defined with respect to each of the Company or Allergan, as applicable, in the Merger Agreement), the Company or Allergan, as applicable, will be entitled to furnish the person making such proposal with nonpublic information and negotiate with such person. The Merger Agreement also requires each of the Company and Allergan to call and hold a special meeting of stockholders, and, subject to certain limited exceptions, requires the Company’s board of directors to recommend the adoption of the Merger Agreement and Allergan’s board of directors to recommend the Allergan Shareholder Approvals at such meetings. Either party’s board of directors is also permitted to change its recommendation in response to a “superior proposal” or an “intervening event” (as defined with respect to each of the Company or Allergan, as applicable, in the Merger Agreement).

The Merger Agreement also contains specified termination rights, including, among others, the right of either party to terminate the Merger Agreement if (i) either of the requisite stockholder approvals have not been obtained, (ii) the board of directors of the other party effects a change of recommendation, (iii) the closing has not occurred by October 31, 2016, subject to extension to March 31, 2017 in certain circumstances, (iv) there is a material breach by the other party of any of its representations, warranties or covenants, subject to certain conditions, or (v) there is an adverse change in law that, in the opinion of tax counsel, would cause the Combined Company to be treated as a U.S. domestic corporation for U.S. federal income tax purposes.

The Merger Agreement provides, among other things, that a fee is payable if the Merger Agreement is terminated in the following circumstances: (i) if one party’s stockholders vote down the transaction and the other party’s stockholders approve the transaction (and neither party’s board of directors changes its recommendation), the party whose stockholders voted down the transaction must pay a termination fee of $1.5 billion; (ii) if one party’s board of directors effects a change of recommendation in response to a “superior proposal” and the other party’s board of directors confirms that it does not intend to change its recommendation, the party whose board of directors changed its recommendation must pay, on a termination by the other party of the Merger Agreement, a termination fee of $3.5 billion; (iii) if one party’s board of directors effects a change of recommendation other than in response to a “superior proposal” and the other party’s board of directors confirms that it does not intend to change its recommendation, the party whose board of directors changed its recommendation must pay, on a termination by the other party of the Merger Agreement, a termination fee of $3.0 billion if such change of recommendation occurs on or prior to March 1, 2016, or $3.5 billion if such change of recommendation occurs after March 1, 2016; (iv) if one party receives a competing proposal, that party’s stockholders subsequently vote down the transaction, and that party consummates such competing proposal or enters into a definitive agreement providing for such competing proposal within 12 months which is later consummated, the party adopting such competing proposal must pay a termination fee of $3.5 billion; and (v) if a party terminates due to an adverse change in law, the terminating party must reimburse the other party for its expenses up to $400 million.

At the effective time of the Merger, the Board of Directors of the Combined Company will consist of fifteen directors, eleven of which will be directors of the Company Board of Directors prior to the closing and four of which will be directors of the Allergan Board of Directors prior to the closing, including the Executive Chairman of Allergan, the Chief Executive Officer of Allergan and two other directors to be mutually agreed between the Company and Allergan. As of the effective time of the Merger, the Chairman and Chief Executive Officer of the Company will be appointed as Chairman and Chief Executive Officer of the Combined Company, and the Chief Executive Officer of Allergan will serve as President and Chief Operating Officer of the Combined Company. The Merger Agreement also provides that at the effective time of the Merger, subject to the applicable approvals by Allergan shareholders at a special meeting of Allergan shareholders, Allergan will change its name so that the Combined Company’s name will be “Pfizer plc”.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Allergan, Merger Sub or their respective subsidiaries and affiliates and should not be relied on as disclosures about the Company, Allergan, Merger Sub or their respective subsidiaries and affiliates. The Merger Agreement contains covenants, representations and warranties by the Company, on the one hand, and by Allergan and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those covenants, representations and warranties are qualified by information in confidential disclosure schedules delivered by each party in connection with the signing of the Merger Agreement. Moreover, certain covenants, representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Allergan and Merger Sub, on the other hand. Accordingly, the covenants, representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, Allergan, Merger Sub or their respective subsidiaries and affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Retention Awards

In connection with the execution of the Merger Agreement, the board of directors of the Company approved retention awards for each of Albert Bourla, Mikael Dolsten, Geno Germano and John Young,

whom the board believes will have an important role in consummating the Merger and successfully integrating the two businesses. Each retention award provides for a $1 million cash payment subject to the recipient’s continued employment for three months following the closing of the Merger or the termination of the Merger Agreement. The retention award would be forfeited upon an earlier termination of employment, other than involuntary termination without cause or death.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

This communication is not intended to be and is not a prospectus for the purposes of Part 23 of the Companies Act 2014 of Ireland (the “2014 Act”), Prospectus (Directive 2003/71/EC) Regulations 2005 (S.I. No. 324 of 2005) of Ireland (as amended from time to time) or the Prospectus Rules issued by the Central Bank of Ireland pursuant to section 1363 of the 2014 Act, and the Central Bank of Ireland (“CBI”) has not approved this communication.

Important Additional Information Will be Filed with the SEC

In connection with the proposed transaction between Pfizer Inc. (“Pfizer”) and Allergan plc (“Allergan”), Allergan will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a Joint Proxy Statement of Pfizer and Allergan that also constitutes a Prospectus of Allergan (the “Joint Proxy Statement/Prospectus”). Pfizer and Allergan plan to mail to their respective shareholders the definitive Joint Proxy Statement/Prospectus in connection with the transaction. INVESTORS AND SECURITY HOLDERS OF PFIZER AND ALLERGAN ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PFIZER, ALLERGAN, THE TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Pfizer and Allergan through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC by Pfizer by contacting Pfizer Investor Relations at Bryan.Dunn@pfizer.com or by calling (212) 733-8917, and will be able to obtain free copies of the documents filed with the SEC by Allergan by contacting Allergan Investor Relations at investor.relations@actavis.com or by calling (862) 261-7488.

Participants in the Solicitation

Pfizer, Allergan and certain of their respective directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective shareholders of Pfizer and Allergan in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Joint Proxy Statement/Prospectus when it is filed with the SEC. Information regarding Pfizer’s directors and executive officers is contained in Pfizer’s proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on March 12, 2015, and certain of Pfizer’s Current Reports on Form 8-K. Information regarding Allergan’s directors and executive officers is contained in Allergan’s proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on April 24, 2015, and certain of Allergan’s Current Reports on Form 8-K.

Pfizer Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain forward-looking statements with respect to the proposed transaction between Pfizer and Allergan. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use future dates or words such as “anticipate”, “target”, “possible”, potential”, “predict”, “project”, “forecast”, “outlook”, “guidance”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “might”, “would”, “could” or “should” or other words, phrases or expressions of similar meaning or the negative thereof. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed transaction, including anticipated future financial and operating results, synergies, accretion and growth rates, Pfizer’s, Allergan’s and the combined company’s plans, objectives, expectations and intentions, plans relating to share repurchases and dividends and the expected timing of completion of the transaction. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all, the occurrence of events that may give rise to a right of one or both of the parties to terminate the merger agreement, adverse effects on the market price of Pfizer’s common stock and on Pfizer’s operating results because of a failure to complete the transaction in the anticipated time frame or at all, failure to realize the expected benefits and synergies of the transaction, restructuring in connection with the transaction and subsequent integration of Pfizer and Allergan, negative effects of the announcement or the consummation of the transaction on the market price of Pfizer’s common stock and on Pfizer’s operating results, risks relating to the value of the Allergan shares to be issued in the transaction, significant transaction costs and/or unknown liabilities, the risk of litigation and/or regulatory actions, the loss of key senior management or scientific staff, general economic and business conditions that affect the companies following the transaction, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax and other laws, regulations, rates and policies, future business combinations or disposals, competitive developments and the uncertainties inherent in research and development. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this communication could cause Pfizer’s plans with respect to Allergan, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Persons reading this communication are cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this communication. Pfizer assumes no obligation to update or revise the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law. A further description of risks and uncertainties can be found in Pfizer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors” and “Forward-Looking Information and Factors That May Affect Future Results”, as well as in its subsequent reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov and www.pfizer.com.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1	Agreement and Plan of Merger, dated as of November 22, 2015, by and among Pfizer Inc., Allergan plc and Watson Merger Sub Inc.*

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFIZER INC.
(Registrant)

Date: November 23, 2015	By:	/s/ Margaret M. Madden
Margaret M. Madden
Vice President and Corporate Secretary
Chief Governance Counsel

EXHIBITS

Exhibit 2.1	Agreement and Plan of Merger, dated as of November 22, 2015, by and among Pfizer Inc., Allergan plc and Watson Merger Sub Inc. *

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.